Exhibit 2.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

140202

Filed in the office of	Document Number 20110025283-84
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/12/2011 3:56 PM
	Entity Number E0036992009-2

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

Union Hub Technology Sdn. Bhd.
Name of ***acquired*** entity

Malaysia
Jurisdiction

corporation
Entity type *

and,

Home Touch Holding Company
Name of ***acquiring*** entity

Nevada
Jurisdiction

corporation
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Exchange Page 1
Revised: 9-16-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

3) Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity):

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three.

(a) Owner's approval was not required from

Name of *acquired* entity, if applicable

and, or;

Home Touch Holding Company

Name of *acquiring* entity, if applicable

(b) The plan was approved by the required consent of the owners of *

Union Hub Technology Sdn. Bhd.

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Exchange Page 2
Revised: 9-15-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of ***acquired*** entity, if applicable

and, or;

Name of ***acquiring*** entity, if applicable

4) Location of Plan of Exchange (check a or b):

☐ (a) The entire plan of exchange is attached;

or,

☒ (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees

Nevada Secretary of State 92A Exchange Page 3
Revised: 9-15-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230):**

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.

Union Hub Technology Sdn. Bhd.
Name of **acquired** entity

X [signature]
Signature

DIRECTOR
Title

January 12, 2011
Date

Home Touch Holding Company
Name of **acquiring** entity

X [signature]
Signature

Chief Financial Officer
Title

January 12, 2011
Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Exchange Page 4
Revised: 9-15-10

090501

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090501

Filed in the office of	Document Number 00002986152-33
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/12/2011 3:56 PM
	Entity Number E0036992009-2

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
Home Touch Holding Company

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 10-16-09

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HOME TOUCH HOLDING COMPANY

I, the undersigned Secretary of Home Touch Holding Company, a Nevada corporation, do hereby certify that:

1. Effective January 25, 2011, the Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

ARTICLE I
NAME AND OFFICES

Section 1. Name. The name of the Corporation is Prime Global Capital Group Incorporated.

Section 2. Offices. The Corporation may maintain offices for the transaction of any business at such places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

Section 3. Registered Agent. The name and address of the registered agent for the Corporation is National Corporate Research, Ltd., 202 South Minnesota Street, Carson City, Nevada 89703.

ARTICLE II
PURPOSE

The Corporation is organized for the purpose of engaging in any lawful act or activity, within or outside of the State of Nevada, for which a corporation may be organized under the Nevada Revised Statutes other than the insurance, banking or trust company businesses.

ARTICLE III
CAPITAL STOCK

Section 1. Number. The aggregate number of shares which this Corporation shall have authority to issue is: One Billion One Hundred Million (1,100,000,000) shares of $0.001 par value each, of which One Billion (1,000,000,000) shares shall be designated "Common Stock", and One Hundred Million (100,000,000) shares shall be designated "Preferred Stock". The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors.

Section 2. Classes and Series of Stock. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes.

Section 3. Dividends. The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of the unreserved and unrestricted earned surplus of the Corporation, dividends payable either in cash, in property, or in shares of the capital stock of the Corporation.

Section 4. Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders. Cumulative voting shall not be allowed in the election of directors of the Corporation. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

ARTICLE IV
REGULATION OF INTERNAL AFFAIRS

Section 1. Meetings of Stockholders. Meetings of the stockholders of the Corporation may be held in such place, either within or without the State of Nevada, as may be provided in the Bylaws. In the absence of any such provision, all meetings shall be held at the registered office of the Corporation.

Section 2. Meetings of Directors. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Nevada.

Section 3. Bylaws. The Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors, except that the Board of Directors may not alter, amend or repeal Bylaws provisions that are specifically authorized or approved by a vote of the stockholders of the Corporation. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the laws of Nevada or these Articles of Incorporation.

Section 4. Interest of Directors in Contracts. Any contract or other action between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation or association of which one or more of its directors are stockholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of directors present, such interest of director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or any transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 5. Amendment to Article of Incorporation. The Corporation reserves the right from time to time to amend, alter, or repeal, or to add any provision to its Articles of Incorporation, in the manner prescribed by the Nevada Revised Statutes.

Section 6. Compensation of Directors. The Board of Directors is authorized to make provision for reasonable compensation to its members for their services as directors and to fix the basis and conditions upon which this compensation shall be made. Any director may also serve in the Corporation in any capacity and receive compensation therefor in any form.

Section 7: Number-of-Directors-The number of directors o the  Corporation shall be as set forth in the Bylaws. Subject to this limitation, the number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

ARTICLE V
INDEMNIFICATION

Section 1. Elimination of Liability. To the maximum extent permitted under the Nevada Revised Statutes, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages arising as a result of any act or failure to act in his capacity as a director or officer of the Corporation.

Section 2. Mandatory Indemnification. The Corporation shall, to the maximum extent and in the manner permitted by Nevada law, indemnify each of its directors and officers against expenses (including attorneys fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this paragraph, a director or officer of the Corporation includes any person

(i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 3. Indemnification; Mandatory Payment of Expenses. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon and subject to the receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay the  amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 4. Effect of Amendment or Reveal. Any amendment to or repeal of any of the provisions in this Article V shall only be prospective and shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

2.  The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

3. The foregoing Amended and Restated Articles of Incorporation have been duly approved-by-the-required-vote  of-stockholders in accordance with Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes. As of the date of such approval, the total number of outstanding shares of Common Stock of the Corporation was 100,000,000 of which 53,624,997 shares were voted in favor of the Amended and Restated Articles of Incorporation. The number of shares voted in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required under applicable law and the Articles of Incorporation in effect at the time of this amendment was more than fifty percent (50%) of the outstanding shares of Common Stock.

EXECUTED this 13th day of January 2011.

/s/ Sek Fong Wong
Name: Sek Fong Wong
Title: Secretary